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                                                                    EXHIBIT 99.1

                        NON-NEGOTIABLE PROMISSORY NOTE




$1,000,000.00                                   Dated: June 14, 2001


         FOR VALUE RECEIVED and intending to be legally bound, the undersigned, U.S. CASTINGS, LLC, a Delaware limited liability company (the "Maker"), promises to pay to the order of PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation (the "Payee") with offices at 430 Olds Station Road, Third Floor, Wenatchee, WA 98801 or such other place as Payee may specify in writing, the principal sum of One Million Dollars ($1,000,000).

         The principal sum shall be paid in twenty-four (24) equal consecutive quarterly installments, together with interest on the unpaid portion thereof at the rate of 7% per annum from the date of this Note, on the last day of each calendar quarter with the first such payment date being on September 30, 2002.

         Accrued interest at the rate of 7% per annum from the date of this Note shall be due and payable at the end of each calendar quarter in arrears commencing September 30, 2001.

         All interest shall be due and payable on or before the maturity date of this Note which is June 14, 2008. Maker has the right to set-off against the principal and interest payable under this Note any sums due to it from Payee in accordance with the Asset Purchase Agreement among Maker, Payee, Aeromet America, Inc., USCRE Properties, LLC and Advanced Aluminum LLC dated as of June 14, 2001. Such set-off may be effected by Maker by reduction of the principal balance of this Note at any time after the amount of any such set-off is finally determined in accordance with the terms of the Asset Purchase Agreement. The principal balance of this Note and any accrued interest may be reduced automatically (and the installments shall then be recalculated) as provided in
Section 3.2 and/or Section 12.2.2 of the foregoing Asset Purchase Agreement.

         Payments on this Note shall be applied first to costs and expenses for which the Maker may be liable hereunder, next to accrued interest, and then to principal.

         Maker shall have the privilege, without premium or penalty, of prepaying this Note, at any time, in whole or in part, provided that each prepayment shall be accompanied by accrued interest on the amount prepaid.

         Subject to the terms and conditions of the subordination agreement being entered into on the date hereof between Payee and the senior lender of Maker identified below, if Maker shall fail to pay any amount payable hereunder, or if Maker or any guarantor files for bankruptcy petition or has an involuntary petition filed against it, within thirty (30) days after the date after receiving Payee's notice of nonpayment after an amount is due hereunder, this Note shall be deemed to be in default and, at Payee's option, become immediately due and payable in full without further notice to or demand on Maker of any kind and without presentment, demand or protest, notice of dishonor and notice of protest, all of which are hereby waived.

         With the exception of matters related to Section 3.2 and/or Section
12.2.2 of the foregoing Asset Purchase Agreement, delinquent principal and interest shall bear interest at the rate of 12% per annum beginning five (5) days after its due date. This Note is non-negotiable and may be assigned by the Payee only with the prior written consent of the Maker, which may be withheld in Maker's sole discretion. Notwithstanding the preceding sentence, the Payee may assign this Note in whole, but not in part to any successor to substantially all of Payee's business and assets or a successor by merger. Any successors or assignees as describe in this paragraph are subject to the Maker's right to set-off as described herein and in accordance with the Asset Purchase Agreement.
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         The payment of principal and interest under this Note is subordinated in right of payment to all debt and other obligations of Maker to The CIT Group/Business Finance, Inc., and is otherwise limited by and subject to the terms and conditions of a subordination agreement between Payee and such Lender.

         In the event of default, Maker agrees to pay all costs of demand and collection, including collection agency charges and reasonable attorneys' fees and expenses, related to such default, with or without litigation.

         No delay or failure by Maker in the exercise of any right or remedy hereunder will constitute a waiver thereof, and no single or partial exercise by Maker of any right or remedy will preclude any other or further exercise thereof or exercise of any other remedy.


         IN WITNESS WHEREOF, Maker has caused this instrument to be executed on its behalf by its duly authorized managers, on the date first set forth above.

                                         U.S. CASTINGS, LLC
                                         a Delaware limited liability company

                                         By:  /s/ John R. Thach
                                             ----------------------------------
                                         Printed Name:       John R. Thach
                                                      -------------------------
                                         Title:              Manager
                                               --------------------------------


                                         By:  /s/ Keith L. Sterling
                                             ----------------------------------
                                         Printed Name:       Keith L. Sterling
                                                      -------------------------
                                         Title:              Manager
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                    {Signature Page for the Promissory Note}